UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

Calendar Dragon Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-172896	98-0687028
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Bygaden 31 b, 3250 Gilleleje, Denmark
(Address of principal executive offices)

+45 28 26 00 55
(Registrant’s telephone number, including area code)

11602 – 75 Ave, Edmonton, Alberta, Canada, T6G 0J2
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

On July 23, 2012 Roderick Neil MacIver, shareholder of Calendar Dragon Inc. (the “Company”) entered into an Agreement for the Purchase of Common Stock with Bouwe Bekking, pursuant to which Roderick Neil MacIver sold an aggregate of 2,120,000 shares of the Company’s common stock to Bouwe Bekking. The purchase price was $16,000. Bouwe Bekking acquired approximately 55.8% of the total outstanding number of shares of common stock of the Company and the 2,120,000 shares represent Bouwe Bekking’s’s entire beneficial holdings in the Company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective July 24, 2012 Neil Roderick MacIver voluntarily tendered his resignation as President, Treasurer, Chief Executive Officer, Chief Financial Officer, and  director of the Company.

Effective July 24, 2012 Lena MacIver voluntarily tendered her resignation as Secretery and director of the Company.

Effective July 24, 2012 the Company’s Board of Director’s appointed Mr. Bouwe Bekking as a member of the Company’s Board of Directors to fill the current vacancy created by Mr. MacIver and Ms. MacIver’s resignations noted above. In addition, also effective July 24, 2012, Mr. Bekking was appointed as President, Treasurer, Chief Executive Officer, Chief Financial Officer and Secretary of the Company, to fill the current vacancies created by Mr. MacIver’s resignation and Ms. MacIver’s resignation from the foregoing positions noted above. Mr. Bekking is now the Company’s sole officer and director.

It is contemplated that Mr. Bekking may serve on certain committees of the Company’ Board of Directors, but no such committee appointments have been made at this time. Mr. Bekking has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There is no arrangement or understanding pursuant to which Mr. Bekking was appointed as a member of the Company’s Board of Directors or as the Company’s sole officer. The professional history of Mr. Bekking is below.

Bouwe Bekking has been involved as a Director and Project manager for numerous multi-national corporations and high profile individuals over the past twenty plus years. Directly accountable for budgets totalling in the hundreds of millions of Euros, Bouwe has increased the value proposition of marketing dollars for companies such as, Amer Sports (which controls the brands of Wilson, Suunto, Atomic), Movistar (the Spanish originated Telecommunications Company), and Tom Tom (GPS Satellite Navigation Solutions Company). Also, working directly for individuals such as HRM Juan Carlos (the King of Spain), Hasso Plattner (Co-founder of SAP), and HRH Prince Frederik (Prince of Denmark), Bouwe's network of global influencer's has allowed him to create partnerships and alliances that would otherwise not be possible. While running these project he has also created jobs and managed thousands of employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 26, 2012

CALENDAR DRAGON INC.

By:	/s/ Bouwe Bekking
Bouwe Bekking
President, Chief Executive Officer, Chief Financial Officer, Secretary and Director